PROSPECTUS
                                3,000,000 Shares

                                  VIRAGEN, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

      This Prospectus (the "Prospectus") relates to the offer and sale of up to 3,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Viragen, Inc. (the "Company" or "Viragen") by GFL Advantage Fund, Limited (the "Selling Security Holder"). Of the 3,000,000 shares of Common Stock offered hereby (the "Shares"), (i) up to an aggregate of 2,500,000 Shares are issuable upon conversion of 5,000 Shares of the Company's 5% Cumulative Convertible Preferred Stock, Series E, $1.00 par value (the "Series E Preferred Stock") held by the Selling Security Holder; and (ii) up to 500,000 Shares of Common Stock are additional shares (the "Additional Shares") which may be issued to the Selling Security Holder in satisfaction of dividends on the Series E Preferred Stock and upon the occurrence of certain "Triggering Events." A Triggering Event will have occurred in the event the Registration Statement (the "Registration Statement") of which this Prospectus forms a part becomes subject to a stop order, or the Company fails to update the Registration Statement as required by the rules and regulations of the Securities and Exchange Commission (the "Commission").

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      THE SECURITIES OFFERED HEREBY INVOLVE A SIGNIFICANT DEGREE OF RISK. SEE "HIGH RISK FACTORS" COMMENCING ON PAGE 6.
                                 _______________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                _______________

                 The date of this Prospectus is April 21, 1997







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



      The conversion price for the Series E Preferred Stock is equal to the lesser of (i) an amount equal to the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one (1) trading day prior to the date of the Conversion Notice, multiplied by 85% subject to adjustment, or
(ii) $7.00. Accordingly, the actual number of shares of Common Stock issued to the Selling Security Holder and sold hereby will depend upon the Average Market Price of the Common Stock at the time of the conversion of the Series E Preferred Stock (or the fixed conversion price of $7.00 if lower), whether or not any of the Triggering Events occur, the duration of the Triggering Events and whether the Company issues shares of its Common Stock in satisfaction of dividends payable with respect to the Series E Preferred Stock.

      The Company believes that the number of shares of Common Stock to which this Prospectus relates should be the maximum number of shares of Common Stock that are likely to be issued to the Selling Security Holder and sold hereby.
                            ______________________

      The Selling Security Holder has advised the Company that it proposes to sell the Shares, from time to time, publicly through broker-dealers acting as agents for others, or in private sales. See "Selling Security Holder" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered hereby by the Selling Security Holder.

      The Company will pay all offering expenses for the offering, estimated at approximately $ 15,000, including (i) the SEC registration fee ($2,273); (ii) legal fees and expenses ($5,000); (iii) blue sky fees ($500); (iv) accounting fees and expenses ($5,000); (v) printing expenses ($1,000); and (vi) miscellaneous expenses ($ 1,227), but will not pay any discounts or commissions incurred by the Selling Security Holder in connection with the sale of its shares of Common Stock.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the

Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

      This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

                               TABLE OF CONTENTS


      AVAILABLE INFORMATION .........................................    2

      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .............    5

      HIGH RISK FACTORS .............................................    6

      THE COMPANY ...................................................   12

      SELLING SECURITY HOLDER .......................................   14

      PLAN OF DISTRIBUTION ..........................................   18

      DESCRIPTION OF SECURITIES .....................................   20

      LEGAL MATTERS .................................................   25

      EXPERTS .......................................................   25

      INDEMNIFICATION ...............................................   26


      The Common Stock of the Company is traded in the over-the-counter market, and prices are quoted in the Nasdaq National Market under the symbol "VRGN." The last sale price of the Common Stock as reported by NASDAQ on April 10, 1997 was approximately $ 2.41 per share.

      No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

      The Company will not receive any proceeds from the sale of Common Stock for the account of the Selling Security Holder. The Company has informed the Selling Security Holder that the anti- manipulative rules under the Exchange Act of 1934, Rule 10b-6 under Regulation M may apply to their sales in the market and has furnished the Selling Security Holder with a copy of these rules. The Company has also informed the Selling Security Holder of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

                             _____________________


      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             _____________________


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission.

      The Company has previously furnished and intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

      (a) Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1996 as amended by Form 10-K/A filed October 18, 1996 and Form 10-K/A-1 filed December 19, 1996.

      (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 as amended by Form 10-Q/A filed December 19, 1996.

      (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996.

      (d) The Company's Current Report on Form 8-K dated June 7, 1996, as amended by Form 8-K/A filed July 12, 1996 and Form 8-K/A-1 filed November 29, 1996.

      (e) The Company's Current Report on Form 8-K dated February 14, 1997.

      (f) The Company's Current Report on Form 8-K dated March 6, 1997.

      (g) The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

      (h) All reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

      Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Viragen, Inc. at the Company's principal executive office, 2343 West 76th Street, Hialeah, Florida 33016, Telephone (305) 557-6000.

                               HIGH RISK FACTORS

      The securities offered hereby involve a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors:

History of Losses and Risks of Newly Developed Business

      From its inception through December 31, 1996, the Company has incurred operating losses. The net loss for the fiscal year ended June 30, 1996 was $4,672,271 and for the six months ended December 31, 1996 was $2,043,800. At December 31, 1996, the Company had an accumulated deficit of $24,330,912.
Although the Company has begun to expand its operations and has undertaken financings for its working capital and investing needs, there can be no assurance that the Company will be able to obtain regulatory approvals necessary for the commercialization of its natural human leukocyte alpha interferon product (the "Product") or be able to produce and market its Product on a profitable basis in the future. Results of operations in the future will be influenced by numerous factors including technological developments, regulatory costs and impediments, increases in expenses associated with sales growth, market acceptance of the Company's Product, the capacity of the Company to expand and maintain the quality of its Product, competition and the ability of the Company to control costs. There can be no assurance that revenue growth or profitability on a quarterly or annual basis can be obtained. Additionally, the Company will be subject to all the risks incident to a rapidly developing business with only a limited history of active operations, including unforeseen expenses, organizational difficulties, complications and delays, as well as other factors such as the possibility of competition with larger companies.

Lack of FDA and EU Approval; Additional Funding Needed; Risk of Sole Product

      The Product has not been approved by the FDA or EU for use in the treatment of patients, and the Company may only presently distribute the Product for its approved HIV/AIDS protocol pursuant to its Florida license under Florida Statute Section 499.018. The Company intends to seek FDA and EU approval of the Product for use in treating certain diseases. The Company will require additional clinical trials in order to obtain FDA and EU approvals. The FDA and EU approval processes are unpredictable, and the process may take several years to obtain either FDA or EU approval. There is, however, no assurance that any FDA or EU approvals will be received at any time in the future. Further trials will also require significant additional funding in addition to the proceeds obtained from the financings previously undertaken. There is no assurance that such funding can be obtained on a cost feasible basis to the Company.

      Commencing in December 1994, the Company received notifications from the Florida Department of Health and Rehabilitative Services ("HRS") (i) to postpone enrollment of new patients under Viragen's Florida Statute 499 Program until such time as the Company provided certain administrative reports to HRS and satisfied certain FDA inspection-related comments concerning the Company's manufacturing processes and facilities; and (ii) that the Company demonstrate that its previous production technology complies with FDA current Good Manufacturing Practices ("cGMP"). As a result of such notifications, changes in the Company's production technology which have resulted in the development of Viragen's Omniferon(TM) product and determination by the Company to establish new facilities in Scotland and elsewhere in the United States in proximity to its current facilities, the Company entered into a settlement with HRS which resulted in the discontinuation of Viragen's statutory 499 Program. There can be no assurances that the Company's current production technology and planned new facilities will comply with FDA mandated cGMP standards.

      Additionally, the Product is the Company's sole product and until such time as the Product achieves FDA and EU approval, the Company has no other sources of revenues. To the extent that the Product is the Company's only potential source of revenues, the failure to attain approval by the FDA and/or the EU would eventually result in the Company having to discontinue its operations.

Competition

      Competition in the immunological and pharmaceutical products industry is intense. Competitors include major pharmaceutical, chemical, energy and food companies, some of which are already marketing genetically engineered alpha and beta interferon products for Multiple Sclerosis, cancer and viral treatments, and many of which are expanding into modern biotechnology. Competition is expected to increase in the future based upon the perceived potential commercial applications for such products. Various of Viragen's competitors have existing programs, FDA approved and commercially marketed products or products in the FDA clinical trial process, more experience in research, development and clinical testing of pharmaceutical and biomedical products, and substantially greater financial, marketing and human resources than the Company.

Risk of Technological Obsolescence

      The research and development of new biomedical products is characterized by rapid technological change, which can severely alter the production methods, cost, marketing and acceptance of biomedical products. There is no assurance that the Company will have the resources to keep pace with technological changes or that products developed by others will not adversely affect the commercial feasibility of products that Viragen may distribute.

Government Regulation May Affect Development and Distribution of Product

      All pharmaceutical manufacturers are subject to extensive state and federal rules and regulations, and are required to maintain current Good Manufacturing Practices as promulgated under FDA guidelines. Additional rules and regulations are imposed by the EU. These rules and regulations are constantly changing and may serve to restrict in whole or in part the ability of the Company to produce and distribute its Product. If Viragen were not ultimately to achieve compliance with these rules and regulations, it would likely have a material adverse effect on the Company's activities and delay or preclude the development of commercially viable operations.

Uncertainty of Health Care Reform Measures and Third Party Reimbursement

      The Company's ability to successfully commercialize its products may depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health coverage insurers and other organizations. In September 1993, President Clinton announced a series of legislative and regulatory proposals aimed at reforming the health care system. Although the legislative and regulatory proposals have been tabled temporarily and while the Company cannot predict whether any such future legislative or regulatory proposals will be adopted, the pendency of such proposals could have a material adverse effect on the Company's ability to raise capital. Any such reform measures, if adopted, could adversely affect the pricing of therapeutic products in the United States or the amount of reimbursement available from United States governmental agencies or third party insurers and could materially adversely affect the Company in general.

      In both domestic and foreign markets, sales of the Company's Product will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that the Company's Product will be considered cost effective or that adequate third-party reimbursement will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before the Company's Product is approved for marketing. Adoption of such legislation or regulations could further limit reimbursement for medical products and services.

Risk that Patents and Proprietary Technology May Not Provide Proprietary Protection

      The Company has pending a U.S. Patent application relating to interferon manufacturing technology and processes. Viragen intends to rely in part on certain proprietary technology in the production of the Product. There can be no assurances that such proprietary technology will enable the Company to manufacture its Product more efficiently and with greater efficacy so as to enable Viragen to compete effectively with other manufacturers of competitive immunological and pharmaceutical products. In addition, there is no assurance that others may not independently develop the same or superior technology to

Viragen's technology. Furthermore, to the extent that Viragen's production of the Product is alleged to breach a third party's patents or proprietary technology, it could have an adverse impact on the Company, even if the Company were ultimately determined not to have breached such party's patents or proprietary technology. There can be no assurance that Viragen's pending patent applications will be approved, and if granted, whether such patents will provide substantial protection to the Company.

Risks of Technology Transfers

      One of the Company's proposed marketing strategies is to sell the right to use Viragen's technology and manufacturing protocols to third parties who will use them to produce the Product outside the United States. There can be no assurance that the Company's marketing program or the efforts of any brokers engaged to assist the Company will be commercially successful.

Product Liability and Limitations of Product Liability Insurance

      The Company may be subject to claims for personal injuries or other damages resulting from the Product. A successful claim could have a materially adverse effect on the Company. The Company maintains product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate, but there can be no assurance that such insurance will be available in the future at commercially acceptable rates or that such coverage will be adequate for the Company's purposes.

Reliance on Foreign Third Party Manufacturer May Disrupt Operations

      Viragen (Scotland) Ltd. ("VSL"), a wholly-owned subsidiary of Viragen (Europe) Ltd., a consolidated majority-owned subsidiary of the Company, has entered into a License and Manufacturing Agreement with The Common Services Agency of Scotland, an agency acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"). Use of an offshore manufacturer will not provide for fixed price U.S. denominated pricing, which could expose VSL to the risk of fluctuations in exchange rates of foreign currencies. In addition, reliance on such foreign manufacture is subject to all the risks of dealing with a foreign manufacturing facility including governmental regulations, tariffs, import and export restrictions, transportation and taxes and local health and safety regulations. Consummation of such foreign manufacturing arrangements could lead to disruption of the operations of the Company, product and service deficiencies, unanticipated and fluctuating expenses and revenues and sales and marketing dislocations that are beyond the Company's ability to control, and which may have a material adverse effect on the Company's business and operations.

Risk of Dependence on Key Personnel

      The Company's day-to-day operations are managed by its Chairman of the Board and President, Mr. Gerald Smith, its Chief Executive Officer, Robert H. Zeiger, its Executive Vice President and Chief Financial Officer, Mr. Dennis W. Healey, and its Executive Vice President, Mr. Charles F. Fistel. The Company has entered into employment agreements with Messrs. Smith, Zeiger, Healey and Fistel, which restrict competitive activities by them during the term of their agreements and for a two-year period thereafter. Although the Company intends to apply for "key man" life insurance on the lives of Messrs. Smith, Zeiger, Healey and Fistel for its benefit in the amount of $1,000,000 each, the loss of their services would adversely affect the conduct of the Company's business. The Company's future success will depend in significant part on its ability to attract and retain additional skilled personnel in various phases of its operations.

No Dividends Anticipated to be Paid

      The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, the capital requirements of the Company, its financial requirements and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company, and that cash dividends will not be paid to common stockholders.

Immediate Substantial Dilution to Purchasers in This Offering

      Initial purchasers of the Common Stock of the Company offered hereby will incur an immediate and substantial dilution from the purchase price of their shares. As of December 31, 1996, the net tangible book value of the Company's Common Stock was approximately $0.55 per share.

Possible Resales of Securities by Current Stockholders and Depressive Effect on Market

      As of December 31, 1996, there were 7,788,588 shares of the Company's Common Stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 (the "Securities Act"). Such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock due to the potential increased number of publicly held securities. The timing and amount of sales of Common Stock covered by the Registration Statement of which this Prospectus is a part, as well as such subsequently filed registration statement, could also have a depressive effect on the market price of the Company's Common Stock.

Use of Preferred Stock to Resist Takeovers; Potential Additional Dilution

      The Company's Certificate of Incorporation authorizes 1,000,000 shares of Preferred Stock, of which at March 20, 1997, 2,650 shares of Series A Preferred Stock, 11,740 shares of Series B Preferred Stock, 5,000 shares of Series C Preferred Stock, 15,000 of Series D Preferred Stock and 5,000 shares of Series E Preferred Stock were issued and outstanding. As provided in the Company's Certificate of Incorporation, Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. The Company anticipates issuing additional shares of Preferred Stock as part of its financing program. Such resolutions may authorize issuance of the Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company.

      In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to existing holders of Common Stock of the Company. The Company has received a commitment for additional shares of Preferred Stock, subject to market and other conditions, which while subject to negotiation of the specific terms thereof, is likely to be comparable in part to the shares of Series E Preferred Stock upon conversion of which the Shares offered hereby will be issued.

                                   THE COMPANY

      Viragen, Inc. was organized in December 1980 to engage in research, development and manufacture of certain immunological products for commercial application, particularly human leukocyte interferon, for antiviral and therapeutic applications and as anticancer agents. Viragen's primary product (the "Product") is a natural human leukocyte alpha interferon ("Natural Interferon"). Natural Interferon is a protein substance that inhibits malignant cell growth without materially interfering with normal cells. Natural Interferon stimulates and modulates the human immune system and, in addition, impedes the growth and propagation of various viruses. The Product is a natural product produced from human white blood cells. Alpha Leukoferon(TM) and Omniferon(TM) are the trade names for Viragen's Product in injectable form. The Company's Product has not been approved by the United States Food and Drug Administration ("FDA") or the European Union ("EU"), and there can be no assurances that approval of the Product will be obtained at any time in the future.

      The Company intends to seek to obtain FDA and EU approvals for various uses of its Omniferon product in the future. Such approval is expected to require several years of clinical trials and substantial additional funding. To date, Viragen has not distributed the Product other than for research and pursuant to its investigatory license from the Florida Department of Health and Rehabilitative Services and until May 1993, Viragen had not actively operated due to insufficient funds. Viragen expects to concentrate its efforts in preparing, filing and processing its applications and obtaining approvals for its Product from the FDA and the EU. The Company has assembled an advisory committee consisting of scientists, medical researchers and clinicians to assist the Company in its applications to the FDA and the EU.

      The Company's majority owned subsidiary, Viragen (Europe) Ltd., acting through its wholly-owned subsidiary Viragen (Scotland) Ltd., entered into a License and Manufacturing Agreement with The Common Services Agency of Scotland (the "Agency") an agent acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"). Pursuant to such Licensing and Manufacturing Agreement, SNBTS on behalf of VSL, will assist in the manufacture of VSL's Omniferon product for exclusive distribution within the EU and non-exclusively worldwide in return for certain royalties and preferential access to the Product for Scottish Agency patients at preferential prices. The Agency has committed to assist in the manufacture of Omniferon in sufficient scale to accommodate the EU Clinical Trials and, subsequently, for limited commercial sales in amounts to be agreed upon by the parties. The Agency will also work with the Company in conducting studies relevant to Omniferon and cooperate with the Company to enable it to comply with the laws and regulations of the EU in connection with production, clinical trials and distribution of Omniferon.

      In June 1996, the Company entered into a Letter of Intent with the American Red Cross -- Biomedical Services Division. It is the Company's intention to form a strategic alliance with the American Red Cross focusing on joint research projects relating to the development of blood-derived products and processes including the Company's Omniferon product in the United States.

The Company is currently negotiating the terms of the agreement establishing the scope of the relationship and respective obligations of the parties. The Company is also conducting negotiations with foreign governments and several international Red Cross organizations.

      Viragen's administrative office and research facilities are located at 2343 West 76th Street, Hialeah, Florida 33016 (Telephone No. (305) 557-6000; Facsimile No. (305) 364-8158). The Company intends to relocate its administrative offices in June 1997 to 865 Southwest 78th Avenue, Plantation, Florida 33324.

      Except for historical information contained herein, the matters set forth in this prospectus are forward looking and involve a number of risks and uncertainties. The Company's actual results could differ materially from those described for a variety of factors. Such factors could include, but are not limited to, those discussed in "Risk Factors" and "Management's Discussion and Analysis" in the Company's Form 10K-A-1 Annual Report filed for the fiscal year ending June 30, 1996, as well as those discussed elsewhere in other public filings made by the Company with the Securities and Exchange Commission. Forward looking statements include the Company's statements regarding liquidity, anticipated cash needs and availability, and anticipated expense levels in "Management's Discussion and Analysis of Financial Condition and Results of Operations" including expected product clinical trial introductions, expected research and development expenditures, new facility completion dates and related anticipated costs. All forward looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward looking statements. It is important to note that the Company's actual results could differ materially from those in such forward looking statements.

                            SELLING SECURITY HOLDER

Securities Purchase Agreement

      The Series E Preferred Stock was originally issued by the Company pursuant to a Securities Purchase Agreement dated as of December 31, 1996 (the "Securities Purchase Agreement"). The Selling Stockholder subsequently acquired all of the Series E Preferred Stock from such initial purchaser in a private placement transaction. In connection therewith, all rights and obligations of the initial purchaser under the Securities Purchase Agreement and the Registration Rights Agreement described below (the "Registration Rights Agreement") were transferred and assigned to the Selling Security Holder. The stated value of the Series E Preferred Stock is $1,000 per share. In addition to the shares of Common Stock to be received upon conversion of the Series E Preferred Stock, the Additional Shares are issuable pursuant to the terms of the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible

Series E Preferred Stock (the "Certificate of Designations") should the Company choose to satisfy its obligation to pay dividends payable on the Series E Preferred Stock, as provided therein, and upon the occurrence of certain Triggering Events.

      The Series E Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company commencing May 11, 1997. The conversion price is the lesser of (i) the Average Market Price for the five
(5) consecutive trading days ending one (1) trading day prior to the date of the Conversion Notice multiplied by 85%, subject to adjustment, or (ii) $7.00, subject to adjustment. The percentage of the Average Market Price or the fixed conversion price which determines the conversion price of the Series E Preferred Stock is adjustable downward in the event a Triggering Event occurs. Should a Triggering Event occur, the percentage of the Average Market Price which determines the conversion price or the fixed conversion price for the Series E Preferred Stock will be reduced by the number of percentage points equal to two times the sum of the number of months (prorated) during which a Triggering Event exists. Should a Triggering Event occur subsequent to conversion of the Series E Preferred Stock, but prior to the sale of the Common Stock obtained upon conversion by the holder of the Series B Preferred Stock, then upon such holder's sale of such Common Stock, the Company will pay to the holder an amount equal to the Average Market Price of the Common Stock received upon conversion ending one trading day prior to such conversion, multiplied by two-hundredths (.02) times the sum of the number of months (prorated) during which a Triggering Event exists. At the option of the Company, such amount may be paid in Common Stock of the Company based on the Average Market Price of the Common Stock on the date prior to the sale of such shares of Common Stock issued upon conversion of the Series E Preferred Stock, or in cash provided that the Company is required to pay such amount in cash if the Triggering Event which occurred was the Company's failure to maintain the listing of the Common Stock on NASDAQ or other markets specified in the Certificate of Designations.

      In the event the Selling Security Holder is unable to convert into shares of Common Stock the full amount of Series E Preferred Stock held by such Selling Security Holder at the conversion price by reason of the Company's failure to obtain Stockholder Approval (as defined herein) or a waiver thereof from the National Association of Securities Dealers, Inc. (the "NASD") as required by Rule 4460(i) of the NASD, then the Selling Security Holder shall be entitled to convert any or all of its Series E Preferred Stock at a conversion price equal to the lesser of (i) the Fixed Conversion Price, subject to adjustment as provided herein and (ii) the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of the Conversion Notice. As used in this paragraph, "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of the Series E Preferred Stock, as and to the extent required under Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof).

      The Securities Purchase Agreement provides that if at any time the Company is obligated by Section 4460(i) of the rules of the NASD to obtain Stockholder Approval, and Stockholder Approval is not obtained or the Company abandons its efforts to obtain Stockholder Approval such that the Selling Security Holder is prevented from converting the Series E Preferred Stock at the Conversion Price, or if the Company is obligated to pay the following cash amount for failure to obtain Stockholder Approval within the period provided in the Securities Purchase Agreement, then the Company shall be obligated to pay the Selling Security Holder certain liquidated damages.

      The Series E Preferred Stock provides for a dividend of 5% per annum of the stated value of the Series E Preferred stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing April 1, 1997. Dividends may be paid in cash or, at the Company's option and subject to certain other conditions, in shares of Common Stock of the Company. Except as otherwise provided by law, the Holder of the Series E Preferred Stock does not have voting rights. Upon liquidation, dissolution or winding-up of the Company, no distribution may be made to the holder of shares of capital stock ranking junior to the Series E Preferred Stock unless, prior thereto, the Holder of the Series E Preferred Stock shall have received $1,000 per share, plus an amount equal to declared and unpaid dividends thereon to the date of such payment. A vote of not less than two-thirds of the then outstanding shares of Series E Preferred Stock is required prior to any amendment, alteration, change or repeal of any of the designations of the Series E Preferred Stock.

      Pursuant to the terms of the Certificate of Designations, the Securities Purchase Agreement and related Agreements, the Selling Security Holder may not convert the Series E Preferred Stock, and the Company may not require the conversion of the Series E Preferred Stock or issue Common Stock of the Company in lieu of cash dividends attributable to the Series E Preferred Stock or issue the Additional Shares in the event a Triggering Event occurs if, as a result thereof, the shares of Common Stock beneficially owned by the Selling Security Holder would exceed 4.9% of the outstanding shares of Common Stock of the Company.

      Pursuant to the Registration Rights Agreement, the Company agreed to file a Registration Statement registering the resale by the Selling Security Holder of the Shares underlying the Series E Preferred Stock as well as any of the Additional Shares. The Registration Statement has been filed by the Company to fulfill these obligations to the Selling Security Holder under the Registration Rights Agreement. The Company is required to maintain the effectiveness of the Registration Statement covering the resale of the Shares of the Selling Security Holder until the earlier of (i) the date on which the Selling Security Holder may sell all of their Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, or (ii) the date on which the Selling Security Holder has sold all of their Shares included in the Prospectus and none of the shares of Series E Preferred Stock remain outstanding.

      The Company has agreed to indemnify the Selling Security Holder against any liabilities under the Securities Act of 1933 or otherwise, arising out of or based upon any untrue or alleged untrue statement of a material fact in the Registration Statement or this Prospectus or by any omission of a material fact required to be stated therein except to the extent that such liabilities arise out of or are based upon any untrue or alleged untrue statement or omission in any information furnished in writing to the Company by the Selling Security Holder expressly for use in the Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to its Certificate of Incorporation and By-laws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In connection with the registration of the resale of the Shares offered hereby, the Company will supply Prospectuses to the Selling Security Holder and use its best efforts to qualify the Shares for sale in states reasonably designated by the Selling Security Holder.

Stock Ownership

      The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly or underlying the Series E Preferred Stock owned by the Selling Security Holder on the date hereof, the amount of shares of Common Stock to be offered by the Selling Security Holder and the amount to be owned by the Selling Security Holder following sale of such shares of Common Stock.

                                                               Shares to be
Name of Selling            Number of           Shares to       Owned After
Security Holder            Shares Owned(1)     be Offered(1)     Offering
---------------            ---------------     -------------     --------

GFL Advantage Fund
Limited(2)                   3,000,000            3,000,000             0
________________


(1) Represents shares of Common Stock issuable upon conversion of Series E Preferred Stock based on the number of shares required to be registered for resale pursuant to the Registration Rights Agreement plus the Additional Shares. The actual number of shares issuable upon conversion of the Series E Preferred Stock will depend on the Average Market Price on the conversion date and the occurrence of any Triggering Event.

(2) Pursuant to the terms of the Certificate of Designations pertaining to the Series E Preferred Stock, the Securities Purchase Agreement and related Agreements, the holders of the Series E Preferred Stock may not convert the Series E Preferred Stock and the Company may not require the conversion of the Series E Preferred Stock or issue Common Stock of the Company in lieu of cash dividends attributable to the Series E Preferred Stock if, as a result thereof, the shares of Common Stock beneficially owned by the Selling Security Holder would exceed 4.9% of the outstanding shares of Common Stock of the Company.


      The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holder. The Company has agreed to indemnify the Selling Security Holder against civil liabilities including liabilities under the Securities Act of 1933.

                             PLAN OF DISTRIBUTION

      The Shares offered hereby by the Selling Security Holder may be sold from time to time by the Selling Security Holder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq National Market of The Nasdaq Stock Market), or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, including, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face or other direct transactions between the Selling Security Holder and purchasers without a broker-dealer or other intermediary. In addition, the Selling Security Holder may from time to time, subject to the restrictions set forth below, sell short the Common Stock of the Company, and in such instances, this Prospectus may be delivered in connection with such short sale and the Shares offered hereby may be used to cover such short sale. In effecting sales, broker-dealers, or agents engaged by the Selling Security Holder may arrange for other broker-dealers or agents to participate. Such broker-dealers may receive commissions or discounts from the Selling Security Holder in amounts to be negotiated immediately prior to the sale. Such broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

      Upon the Company being notified by the Selling Security Holder that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, agent or underwriter, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (a) the name of each such broker-dealer, agent or underwriter (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), agent(s) or underwriter(s) or other items constituting compensation or indemnification arrangements with respect to particular offerings, where applicable, (e) that such broker-dealer(s), agent(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

      In connection with distributions of the Shares the Selling Security Holder may (i) enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with such Selling Security Holder, and (ii) enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer such Shares; provided, however, that no such transaction undertaken in connection with this plan of distribution may occur prior to the filing of the required notices of conversion; provided further, however, that the Selling Security Holder has agreed with the Company that any such short sales or hedging transactions may not involve a number of shares of Common Stock in excess of the number of shares for which a notice of conversion with regard to the Series E Preferred Stock and the Additional Shares, respectively, has been submitted by the Selling Security Holder to the Company.

                           DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 75,000,000 shares of Common Stock, par value $.01 per share, of which 38,629,091 shares were outstanding as of December 31, 1996. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which 2,650 shares of Series A Preferred Stock, 11,740 shares of Series B Preferred Stock, 5,000 shares of Series C Preferred Stock, 15,000 shares of Series D Preferred Stock and 5,000 shares of Series E Preferred Stock were outstanding as of March 20, 1997.

Common Stock

      Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The
By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

      The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to the existing holders of Common Stock of the Company.

      Series A Preferred Stock

      The Company is authorized to issue 375,000 shares of Series A Preferred Stock. The Series A Preferred Stock was established by the Board of Directors in January 1984. Each share of Series A Preferred Stock is immediately convertible into 4.26 shares of Common Stock. Dividends on the Series A Preferred Stock are cumulative, have priority to the Common Stock and are payable in either cash or Common Stock, at the option of the Company.

      The Series A Preferred Stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting would be limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A Preferred Stock is redeemable at the option of the Company at any time after expiration of ten consecutive business days during which the bid or last sale price for the Common Stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

      Owners of the Series A Preferred Stock, of which there are eight record holders, will be entitled to receive $10.00 per share (plus accrued and unpaid dividends) before any distribution or payment is made to holders of the Common Stock or other stock of the Company junior to the Series A Preferred Stock upon liquidation, dissolution or winding up of the Company. If in any such event the assets of the Company distributable among the holders of Series A Preferred Stock or any stock of the Company ranking on a par with the Series A Preferred Stock upon liquidation, dissolution or winding up are insufficient to permit such payment, the holders of the Series A Preferred Stock and of such other stock will be entitled to ratable distribution of the available assets in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

      Series B Preferred Stock

      The Series B Preferred Stock (as represented by the stated value) are convertible into shares of Common Stock commencing August 21, 1996. The conversion price is equal to the lesser of 77% of the Average Market Price of the Common Stock at the time of conversion or $8.74. The percentage of the Average Market Price or the fixed conversion price which determines the conversion price of the Series B Preferred Stock is adjustable downward in the event a Triggering Event occurs. Should a Triggering Event occur, the percentage of the Average Market Price which determines the conversion price or the fixed conversion price for the Series B Preferred Stock will be reduced by the number of percentage points equal to two times the sum of the number of months (prorated) during which a Triggering Event exists. Should a Triggering Event occur subsequent to conversion of the Series B Preferred Stock, but prior to the sale of the Common Stock obtained upon conversion by the holder of the Series B Preferred Stock, then upon such holder's sale of such Common Stock, the Company will pay to the holder an amount equal to the Average Market Price of the Common Stock received upon conversion ending one trading day prior to such conversion, multiplied by two-hundredths (.02) times the sum of the number of months (prorated) during which a Triggering Event exists. At the option of the Company, such amount may be paid in Common Stock of the Company based on the Average Market Price of the Common Stock on the date prior to the sale of such shares of Common Stock issued upon conversion of the Series B Preferred Stock, or in cash provided that the Company is required to pay such amount in cash if the Triggering Event which occurred was the Company's failure to maintain the listing of the Common Stock on NASDAQ or other markets specified in the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Series B Preferred Stock (the "Certificate of Designations").

      The Series B Preferred Stock provides for a cash dividend of 5% per annum of the stated value of the Series B Preferred Stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing September 7, 1996 through and including the date on which the Series B Preferred Stock are converted. Subject to certain limitations provided in the Certificate of Designations, dividends may be paid at the Company's option in cash or Common Stock of the Company. Commencing 180 days following the effective date of the Registration Statement of which this Prospectus is a part, the Company may require the holders of the then outstanding shares of Series B Preferred Stock to convert all of the remaining shares of Series B Preferred Stock into Common Stock of the Company at the conversion price previously described. The Series B Preferred Stock has no voting rights, except as required by law and except that a majority of the outstanding Series B Preferred Stock is required to approve a consolidation, merger or reclassification of outstanding shares of the Series B Preferred Stock, and the approval of two-thirds of the outstanding Series B Preferred Stock is required to amend the Certificate of Designations.

      Pursuant to the terms of the Certificate of Designations, the holders of the Series B Preferred Stock may not convert the Series B Preferred Stock, and the Company may not require the conversion of the Series B Preferred Stock or issue Common Stock of the Company in lieu of cash dividends attributable to the Series B Preferred Stock or issue the Additional Shares in the event a Triggering Event occurs if, as a result thereof, the shares of Common Stock beneficially owned by any such holders (if their collective holdings would be aggregated under the Securities Exchange Act of 1934) would exceed 4.9% of the outstanding shares of Common Stock of the Company.

      Series C Preferred Stock

      The Series C Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company by dividing the stated value of the Series C Preferred Stock by the closing price of the Company's Common Stock over the five-day trading period ending on the day prior to conversion.

      At the option of the holder of the Series C Preferred Stock, up to 25% of such shares may be convertible, on or after 10 days from the date that the underlying shares of Common Stock have been registered with the SEC for public resale, into shares of the Company's Common Stock on the basis of one share of Series C Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 (representing the stated value thereof) by the closing price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Series C Preferred Stock. An additional 25% of the Series C Preferred Stock will be convertible on or after the 30th, 60th and 90th day thereafter on a cumulative basis. The conversion price per share may not be less than $3.46 nor more than $7.00; provided, however, in the event the conversion price would be less than $3.46 but for such minimum conversion price, the difference between $3.46 and what the conversion price would have been except for such minimum price, multiplied by the number of shares of Common Stock issued upon conversion, will be paid to the holder in cash upon conversion. Any shares of Series C Preferred Stock which are outstanding on December 5, 1997 will be automatically converted into shares of Common Stock based on the conversion price at such time computed in accordance with the above procedure.

      The Series C Preferred Stock does not accrue any dividend. The Series C Preferred Stock has no voting rights, except as required by law and except that a majority of the outstanding Series B Preferred Stock is required to approve a consolidation, merger or reclassification of outstanding shares of the Series C Preferred Stock, and the approval of two-thirds of the outstanding Series B Preferred Stock is required to amend the Certificate of Designations.

      Series D Preferred Stock

      The Series D Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company by dividing the stated value of the Series D Preferred Stock to be converted by the conversion price in effect at the time of conversion. The conversion price shall be calculated at 18% discounted from the average closing bid price of the Company's Common Stock, as reported by Bloomberg L.P., over the five-day trading period on the day prior to conversion. Notwithstanding the foregoing, the conversion price may not be more than $7.00 per share of Common Stock nor less than $2.00 per share of Common Stock (the "Floor"). In addition, the holder may not convert any Series D Preferred Stock during the conversion period if the conversion price, averaged over any rolling consecutive five-day trading period, falls below the Floor (a "Non-Converting Period"). Upon occurrence of the twenty-first Non-Converting Period, the holder shall thereafter have the right to convert, but the Company shall have the right to (i) pay to the holder cash equal to the amount originally paid by the holder for the outstanding Series D Preferred Stock to be converted plus 10% of such amount (the "Cash- Out Option"), or (ii) convert the outstanding Series D Preferred Stock held by the holder to be converted into the full amount of Common Stock to which the holder would be entitled at the conversion price irrespective of the Floor. Any Series D Preferred Stock remaining outstanding on February 5, 1999, will be automatically converted into shares of Common Stock on such date subject to certain limitations. The holder of the Series D Preferred Stock may not convert his/her shares if, as a result thereof, the shares of Common Stock beneficially owned by the holder will exceed 4.9% of the outstanding shares of Common Stock of the Company.

      The Series D Preferred Stock provides for a cash dividend of 6% per annum of the stated value of the Series D Preferred Stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing March 31, 1997. Except as otherwise provided by law, the holders of Series D Preferred Stock do not have voting rights. Upon liquidation, dissolution or winding-up of the Company, no distribution may be made to the holders of shares of capital stock ranking junior to the Series D Preferred Stock unless, prior thereto, the holders of the Series D Preferred Stock shall have received $1,000 per share, plus an amount equal to declared and unpaid dividends thereon to the date of such payment. A vote of not less than two-thirds of the outstanding shares of Series D Preferred Stock is required to amend, alter, change or repeal the Series D Certificate of Designations.

Over-The-Counter Market

      The Company's Common Stock is traded in the Nasdaq National Market under the symbol "VRGN." If for any reason the Common Stock does not remain accepted for inclusion on the NASDAQ System, then in such case the Company's Common Stock would be expected to continue to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included in the NASDAQ System, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently,the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market. The ability of the Company to secure a symbol on the NASDAQ System does not imply that a meaningful trading market in its Common Stock will continue to exist.

Transfer Agent

      The Transfer Agent for the shares of Common Stock is Chase Mellon Shareholder Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Shares being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own an aggregate of 37,000 shares of Common Stock of the Company.

                                    EXPERTS

      The consolidated financial statements of Viragen, Inc. incorporated by reference in the Viragen, Inc. Annual Report (Form 10-K/A1) for the year ended June 30, 1996, have been audited by Ernst & Young LLP, Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                INDEMNIFICATION

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

      "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys'
      fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


      Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

      The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

      The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

      Nothing  contained  in Article VII of the  By-Laws,  or  elsewhere  in the
By-Laws, shall operate to indemnify any director or officer of such indemnification if for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

      For the purposes of Article VII, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.